UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: September 27, 2006


                         ALLOY STEEL INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                  000-32875                98-0233941
--------------------------------------------------------------------------------
(State or other jurisdiction       Commission               IRS Employer
      of incorporation)            File Number)          Identification No.)


42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)


Registrant's telephone number, including area code:  61 8 9248 3188


ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 18, 2006, the board of directors of Alloy Steel International Inc resolved to dismiss Rothstein, Kass & Company, P.C. (RKC) as its independent auditor for the fiscal year ending September 30, 2006 and engaged Bentleys MRI to serve as its independent auditor for fiscal year ending September 30, 2006.

This change has occasioned by the ability for the company to utilise the services of a firm closer geographically to its operations and simplify communication logistics.

RKC was appointed by the company on January 16, 2002, to be its auditor for the fiscal year ending September 30, 2002 and reappointed for subsequent years.

From January 16, 2002, to present there have been no disagreements with RKC on any matters of accounting principle or practices, financial statement disclosure, auditing scope or procedure which if not resolved to RKC's satisfaction would have caused them to make references to the subject matter in connection with their report.

In relation to financial statements of the company for the past two years the accountants report has not contained any adverse opinions; disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principals.

In addition the company believes there are no reportable events which require disclosure as required by them 304(a)(3)(iv) B of regulation S-B.

The company has provided RKC with a copy of the foregoing statements and requested that RKC provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the preceding statements.

This letter is filed as an exhibit to this report.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

99.1. Letter from Rothstein, Kass & Company, P.C. to Securities and Exchange Commission dated September 26, 2006.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ALLOY STEEL INTERNATIONAL, INC.


Date: September 27, 2006                     By: /s/ Alan Winduss

                                             Name:   Alan Winduss
                                             Its:    Chief Financial Officer